UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2022

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400 Miami, FL 33126
(Address of principal executive offices, including zip code)

(786) 360-4768

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2022 (the “Closing Date”), CareMax Inc., a Delaware corporation (the "Company") entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries as guarantors (the “Subsidiary Guarantors”), Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Sole Lead Arranger and Bookrunner, BlackRock Financial Management (as defined in the Credit Agreement), as Lead Manager, Crestline Direct Finance, L.P., as Documentation Agent, and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Lenders”). The Credit Agreement provides for an aggregate of up to $300.0 million in term loans, comprised of (a) initial term loans in an aggregate principal amount of $190.0 million (the “Initial Term Loans”), which will be fully drawn on the Credit Agreement Closing Date and (b) a delayed draw term loan facility in an aggregate principal amount of $110.0 million (the “Delayed Draw Term Loans” and together with the Initial Term Loans, the “Term Loans”), which will be available to be drawn in up to five (5) borrowings from and after the Closing Date until the eighteen (18) month anniversary of the Closing Date under certain circumstances to finance permitted acquisitions and similar permitted investments, de novo center growth and optimization of de novo centers and management services organization performance, as set forth in the Credit Agreement. The Credit Agreement provides that it may be amended to provide for a $30.0 million revolving credit facility, of which up to $5.0 million may be used for revolving loans for general corporate purposes and up to $30.0 million may be used to issue letters of credit (the “Revolving Facility” and, together with the Term Loans, the “Credit Facilities”). The Credit Agreement also provides for certain uncommitted incremental facilities.

The Company is using approximately $120.3 million of the net proceeds of the Initial Term Loans to repay its outstanding obligations under its Existing Credit Agreement (as defined below). The Company intends to use the remaining net proceeds of the Initial Term Loans and other funds available under the Credit Agreement to fund its de novo growth strategy, for working capital and for other permitted corporate purposes.

At the Company’s option, borrowings under the Credit Agreement bear interest at: (i) the Alternate Base Rate (defined as the highest of (a) the U.S. Prime Lending Rate as published in The Wall Street Journal, (b) the Federal Funds Rate plus 0.50% and (c) Term SOFR for an interest period of one month, subject to a floor of 1.00%, plus 1.00%), plus an applicable margin rate of 8.00%; or (ii) Term SOFR (calculated as the Secured Overnight Financing Rate published on the Federal Reserve Bank of New York’s website, plus a spread adjustment of 0.114%, 0.262% or 0.428%, depending on if the Company selects a one-month, three-month or six-month interest period, respectively), plus an applicable margin rate of 9.00%. The Company may, at its option, elect to capitalize up to 4.00% of the interest as principal amount on the outstanding Term Loans, provided that in such case the applicable margin rate will be increased by 0.50%. Accrued and unpaid interest is payable (x) with respect to Alternate Base Rate loans, quarterly on the last business day of each of March, June, September and December (each, a “Quarterly Payment Date”), with any remaining accrued and unpaid interest paid upon the Maturity Date (as defined below), (y) with respect to Term SOFR loans, on the last day of the interest period as selected by the Company and, in the case of any Term SOFR loan with an interest period greater than three months, each day that is the three-month anniversary of such Term SOFR Loan, with any remaining accrued and unpaid interest paid upon the Maturity Date, and (z) for loans under the Revolving Credit Facility, upon the Maturity Date.

Amortization payments with respect to the Initial Term Loans will be payable in quarterly installments, commencing on March 31, 2024, in aggregate principal amounts equal to 0.25% of the original aggregate principal amount of the Initial Term Loans, and amortization with respect to any Delayed Draw Term Loans will be payable in quarterly installments, commencing on March 31, 2024, in aggregate principal amounts equal to 0.25% of the original aggregate principal amount of each funded Delayed Draw Term Loan. In addition, the Credit Agreement provides for certain mandatory prepayments based on the Company’s secured leverage ratio or upon any asset sale and provides for prepayment penalties of up to 3.00% in certain circumstances. All amounts owed under the Credit Facilities are due and payable on the five-year anniversary of the Closing Date (the “Maturity Date”), or earlier following a change in control or an event of default, unless otherwise extended in accordance with the terms of the Credit Agreement.

The Credit Agreement contains certain covenants that limit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, liens or encumbrances, to make certain investments, to enter into sale-leaseback transactions or sell certain assets, to make certain restricted payments or pay dividends, to enter into consolidations, to transact with affiliates and to amend certain agreements, subject in each case to the exceptions and other qualifications as provided in the Credit Agreement. The Credit Agreement also contains covenants that require the Company to satisfy a minimum liquidity requirement of $50.0 million, which may be decreased to $25.0 million if the Company achieves a certain adjusted EBITDA, and maintain a maximum total leverage ratio based on the Company’s adjusted EBITDA, with de novo losses excluded from the calculation of such ratio for up to 36 months after the opening of a de novo center, provided that the maximum total leverage ratio will initially be 8.50 to 1.00 and is subject to a series of step-downs. For the fiscal quarters ending September 30, 2026 and thereafter the Company must maintain a maximum total leverage ratio no grater than 5.50 to 1.00.

All obligations under the Credit Agreement are guaranteed by the Company and the Subsidiary Guarantors, and all obligations under the Credit Agreement, including the guarantees of those obligations, are secured by substantially all of the assets of the Company and the Subsidiary Guarantors subject to customary exceptions and qualifications. The Credit Agreement contains customary events of default, with default interest of 2.00% in excess of the non-default rate, and also includes cure rights for the Company upon certain events of default.

Certain of the Lenders and other parties to the Credit Agreement, or their affiliates, have been party to subscription agreements with the Company for the purchase of shares of the Company’s Class A common stock. In addition, certain of the Lenders and other parties to the Credit Agreement, or their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such Lenders and other parties have received, and in the future may receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2022.

Item 1.02 Termination of a Material Definitive Agreement.

The Company is using approximately $120.3 million of the net proceeds of the Initial Term Loans to repay its outstanding obligations under that certain credit agreement, dated June 8, 2021, as amended (the “Existing Credit Agreement”), by and among the Company, Royal Bank of Canada, as Administrative Agent, Collateral Agent, Swing Line Lender and Issuing Bank, RBC Capital Markets, LLC and Truist Securities, Inc., as Syndication Agents, Joint Lead Arrangers and Joint Book Runners, and certain other banks and financial institutions serving as lenders, and the Existing Credit Agreement was terminated. Other than as disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 14, 2021, there is no material relationship between the Company or its affiliates and any of the parties to the Existing Credit Agreement.

Item 2.02 Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure

On May 10, 2022, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2022 and provided an investor presentation to accompany the press release. Copies of the press release announcing its financial results, the investor presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This information and the information contained in Exhibits 99.1 and 99.2 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index
Exhibit No.	Description

99.1	Press Release issued by CareMax Inc. on May 10, 2022
99.2	Investor Presentation of CareMax Inc. on May 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2022

CareMax, Inc.

By: /s/ Kevin Wirges

Name: Kevin Wirges

Title: Executive Vice President, Chief Financial Officer and Treasurer